Exhibit 10

ACQUISITION AGREEMENT

APRIL 1, 2014

PARTIES:

INFRASTRUCTURE DEVELOPMENTS CORP., INC. (“IDVC”) WITH OFFICE AT 299 S. MAIN STREET, 13TH FLOOR, SALT LAKE CITY, UTAH.

And

SAGAR JOSEPH, (“SJ”) MANAGER OF ORBIS REAL ESTATE LLC, (“ORBIS”) A DUBAI LLC COMPANY WITH OFFICE AT AL SHAFAR TOWER 1, No 803, TECOM, PO BOX 213814, DUBAI, U.A.E.

Whereas:

SJ is the Manager and Business Owner of Orbis by virtue of a management contract with local U.A.E. sponsor Mr. AHMED ABDULAZIZ OBAID SHAMSAN AL SUWAIDI, giving SJ the power and authority to operate and assign/transfer the business of Orbis.  (See Exhibit A attached).

IDVC wishes to acquire all rights of ownership of Orbis from SJ in return for common stock of IDVC, and a commitment for working capital to Orbis.  SJ agrees to transfer all his rights under certain terms.

Therefore:

Now, therefore, in consideration of the premises, the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Consideration:

IDVC acquire beneficial ownership rights and have full director powers of Orbis, in return for issuance of 160,000,000 (one-hundred-sixty-million) common shares of IDVC stock (par value $0.001 per share) from its treasury, in the name of Sagar Joseph.

IDVC will also commit to working capital injection into Orbis, if required, of $10,000 per month from April 1, 2014 to July 31, 2014.

Employment Terms:

During the period of time from April 1, 2104 to March 31, 2016, SJ will be retained as manager and will receive salary and other compensation as per his employment agreement signed by both parties in a separate document.

Closing date:

0

Exhibit 10

June 15, 2014 or at such date when the authorized share capital of IDVC is increased to a sufficient amount whereby the 160,000,000 shares can be issued from treasury, whichever date comes first.

Conditions of closing:

Orbis must generate audited revenue from commissions and brokerage amounting to a minimum of $20,000 per month in April to June 15, 2014.

As at closing, Orbis must have no employment contract with any staff member that lasts longer than 12 months from June 1, 2014, or that obligate Orbis to pay more than the minimum gratuity due to a staff member under Dubai law.

Orbis must prove that it is in compliance and current with the Wages Protection System implemented by the government of Dubai.

Orbis must submit its financial statements, in compliance with U.S. GAAP standards, to a U.S. PCOAB certified auditor from inception through March 31, 2104 prior to closing.

IDVC must make available its audited financial statements to Orbis for the full year periods for 2012 and 2013, and the three months to March 31, 2014.

Representations:

Both parties represent that they have the legal authority to enter into this agreement and all regulatory requirements and government approvals, if applicable, will be met at closing date. The representations and warranties of shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing, shall be in all material respects true and accurate at and as of the Closing.

Orbis and IDVC have performed and complied in all material respects with each and every covenant, agreement and condition required by the Agreement to be performed or complied with by it prior to or as of the Closing.

No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby; and no suit, action, other than the exercise of dissenters' rights, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Orbis which challenges the validity or legality, or seeks to restrain the consummation, of the transaction contemplated.

There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Orbis is a party or to its knowledge by which it is bound which may involve (i) the license of any proprietary right to or from Orbis, (ii) provisions restricting or affecting the business of Orbis, or (iii) indemnification by Orbis with respect to the infringement of proprietary rights.

Orbis has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any its capital shares, (ii) incurred any indebtedness for money borrowed or any other liabilities except than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business as disclosed in the Financials, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise

Exhibit 10

disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

Orbis holds all of the rights, permits, licenses, and approvals to provide services pursuant to its business. Orbis is not dependent on one or a few customers in the operation of its business.

Jurisdiction:

Any dispute will be settled in the State Courts of Utah, U.S.A.

Agreed:

/s/ Eric Montandon

/s/ Saga Joseph

Eric Montandon

Sagar Joseph

CEO – IDVC

Manager – Orbis Real Estate

2